Exhibit 10.63

OMNIBUS ASSET SERVICING AGREEMENT

between

FLORIDA ASSET  RESOLUTION  GROUP,  LLC

as the Owner and

BAYVIEW LOAN SERVICING, LLC

as the Servicer

Dated as of September 28, 2012

DC-9634039 v14

2.1

General...8

2.2	Collection of Asset Payments....................................................................................................................................................................9
2.3	General Servicing Procedures. .................................................................................................................................................................11
2.4

Other. ...15

2.5	Accounting, Remittances and Owner Reporting. .............................................................................................................................16
2.6

Delinquency Control. ....................................................................................................................................................................................17

2.7	Foreclosure and Other Similar Realization on Collateral. .............................................................................................................18
2.8

Acquired Collateral. .......................................................................................................................................................................................19

2.9

Books and Records. .....................................................................................................................................................................................21

2.10	No Delinquency Advances. ......................................................................................................................................................................22
2.11	No Prepayment Interest Shortfalls or Payments for Civil Relief Act Reductions. ........................................................22
2.12	Reimbursement of the Servicer. ............................................................................................................................................................22
2.13

Licenses. ...22

2.14	Confidentiality/Protecting Customer Information. ..........................................................................................................................23
2.15

Net Worth. ...23

ARTICLE III  AGREEMENTS OF THE OWNER .............................................................................................................................23

2.1

Transfer of Servicing. ..................................................................................................................................................................................23

2.2

Documentation. ...............................................................................................................................................................................................23

2.3

Transfer Notices. ...........................................................................................................................................................................................24

2.4

Losses. ...25

2.5

Licenses. ...25

2.6	Confidentiality/Protecting Customer Information. ..........................................................................................................................25
2.7	Corporate Representatives. ......................................................................................................................................................................25
2.8

Net Worth. ...26

ARTICLE  IV  COMPENSATION  ..............................................................................................................................................................26

4.1Servicing Compensation. .................................................................................................................................................26

ARTICLE V TERM AND TERMINATION ...........................................................................................................................................26

2.1

Term. ...26

2.2

Termination. .......................................................................................................................................................................................................26

2.3	Transfer Upon Termination; Costs and Expenses. .........................................................................................................................27
2.4

Reimbursement. .............................................................................................................................................................................................27

2.5

Accounting. .......................................................................................................................................................................................................27

2.6

Survival. ...28

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE OWNER ....................................................................28

2.1

Authority ...28

2.2	Authorization, Enforceability and Execution. .....................................................................................................................................28

i

2.3

No Conflict. ......................................................................................................................................................................................................28

2.4

No Consent. .....................................................................................................................................................................................................29

2.5

No Litigation. ....................................................................................................................................................................................................29

2.6

The Assets. .......................................................................................................................................................................................................29

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE SERVICER ...............................................................30

2.1

Authority ...30

2.2	Authorization, Enforceability and Execution. .....................................................................................................................................30
2.3

No Conflict. ......................................................................................................................................................................................................30

2.4

No Consent. .....................................................................................................................................................................................................31

2.5

No Litigation. ....................................................................................................................................................................................................31

ARTICLE VIII INDEMNIFICATION AND LIABILITY ......................................................................................................................31

2.1	Standard of Liability; Indemnification. .................................................................................................................................................31
2.2	Indemnification by the Owner. .................................................................................................................................................................32
2.3	Procedure for Indemnification. ................................................................................................................................................................32
2.4	Limits on Servicer Obligations. ................................................................................................................................................................33
2.5	Fidelity Bond and E&O Insurance .............................................................................................................................................................33

ARTICLE IX ANNUAL REPORTING .....................................................................................................................................................33

2.1	Servicer Compliance Statement. ............................................................................................................................................................33
2.2	Report on Assessment of Compliance and Attestation. .............................................................................................................34

ARTICLE X MISCELLANEOUS ................................................................................................................................................................34

2.1	Independence of Parties. ...........................................................................................................................................................................34
2.2

Changes in Practices. ..................................................................................................................................................................................34

2.3	Assignment of Servicing. ...........................................................................................................................................................................34
2.4

Prior Agreements. ..........................................................................................................................................................................................35

2.5

Confidentiality .................................................................................................................................................................................................35

2.6

Entire Agreement. ..........................................................................................................................................................................................35

2.7

Invalidity ...35

2.8

Effect. ...36

2.9

Damage Limitation. .......................................................................................................................................................................................36

2.10

Applicable Law. ................................................................................................................................................................................................36

2.11

Notices. ...36

2.12

Waivers. ...36

2.13

Amendment. .....................................................................................................................................................................................................37

2.14

Binding Effect. ................................................................................................................................................................................................37

2.15

Headings. ...37

2.16	Appendices, Schedules and Exhibits. ...................................................................................................................................................37
2.17

Counterparts. ...................................................................................................................................................................................................37

ii

Execution Version

This OMNIBUS ASSET SERVICING AGREEMENT is made as of September 28, 2012 (the “Effective Date”) by and between Florida Asset Resolution Group, LLC (the “Owner”), and Bayview Loan Servicing, LLC (the “Servicer”).

RECITALS:

WHEREAS, Owner is, as of the Effective Date, the owner of the Assets (as defined herein) described the Appendices executed by the parties as of the Effective Date, and from time to time the Owner may acquire ownership of certain other Assets;

WHEREAS, the Owner desires that the Servicer perform certain servicing functions for the Owner, and the Servicer desires to perform such servicing functions, with respect to the Assets made subject to this Agreement by the mutual agreement of the Owner and the Servicer from time to time; and

WHEREAS, different categories of Assets will require different terms for servicing and other operative terms, and the Owner and the Servicer desire to supplement this Agreement with Appendices (as defined herein) related to specific categories of Assets, as necessary and as mutually agreed to by the Owner and the Servicer from time to time.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms.

For purposes of this Agreement, each of the following terms shall have the meaning specified with respect thereto.

“Acquired Collateral Account” shall have the meaning assigned thereto in Section 2.8(b) hereof.

“Acquired Collateral” shall mean Collateral acquired by the Servicer through foreclosure, deed-in-lieu of foreclosure, settlement, garnishment, levy, other realization upon a Security Instrument, or otherwise in connection with a defaulted Loan, or as to which the servicing or management is transferred to the Servicer and made subject to this Agreement and the applicable Appendix by the written agreement of the parties, including but not limited to Mortgaged Property in the case of a Mortgage Loan.

“Affiliate” shall mean with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Persons means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall mean this Omnibus Asset Servicing Agreement, as supplemented by the Appendices and subsequent amendments executed by the parties from time to time, and together with all schedules and exhibits hereto and thereto, as the same may be from time to time amended.

“Ancillary Income” shall include, but not be limited to late fees, late charges, not sufficient funds fees,

satisfaction fees, assumption and modification fees, renewal and extension fees, document preparation fees, and interest or other income or benefit earned on Custodial Accounts, Escrow Accounts (to the extent not required to be paid to the related Borrower pursuant to Applicable Requirements) and Acquired Collateral Accounts, and any other amounts specified in an applicable Appendix. Ancillary Income shall not include any prepayment premiums, penalties or charges or yield maintenance payments, or interest or other income or benefit earned on any other accounts, which shall be retained by Owner.

“Appendix” shall mean an appendix to this Agreement containing additional terms and obligations of the parties related to one or more specific categories of Assets subject to this Agreement, as executed by the parties from time to time, and as the same may be from time to time amended.

“Applicable Requirements” shall mean, as of the time of reference, all of the following, as applicable: (i) all Asset-related obligations of the Servicer, including without limitation those contractual obligations of the Servicer contained in this Agreement (including the Appendices hereto) and in the Asset Documents for which the Servicer is responsible; (ii) all applicable Asset-related federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon the Servicer and/or governing the servicing of the Assets, including but not limited to the Fair Debt Collection Practices Act, the Foreign Corrupt Practices Act, the laws and regulations overseen by the Office of Foreign Assets Control, and fair lending laws and fair servicing laws; and (iii) generally accepted servicing customs and practices in the servicing industry for the related Asset.

“Asset” shall mean an asset made subject to this Agreement and the applicable Appendix by the mutual written agreement of the parties, which may include, among other assets: (i) a Single Family Mortgage Loan, (ii) a Multifamily Mortgage Loan, (iii) a Commercial Mortgage Loan, (iv) a Residential Construction Loan, (v) a Commercial Construction Loan, (vi) a Reverse Mortgage Loan, (vii) a Farm Loan, (viii) Acquired Collateral, (ix) any other form of Commercial Loan, (x) a Consumer Loan, and (xi) any asset falling into such other categories of assets agreed to by the parties in writing.

“Asset Documents” shall mean with respect to any Asset, as applicable, the related Note with applicable addenda and riders, Security Instrument with applicable addenda and riders, Assignment and any intervening related Assignments, title Insurance Policy, mortgage Insurance Policy, Collateral Insurance Policy, appraisal report, and all other documents and instruments pertaining to an Asset, to the extent in the Owner’s or the Owner’s agent’s (including a custodian’s) possession and delivered to Servicer.

“Asset Payment” shall mean the scheduled monthly principal and/or interest payment on an Asset for any month, and any other payment due from a Borrower pursuant to the Asset Documents, as such payments may have been reduced by any Deficient Valuation.

“Asset Schedule” shall mean a listing of Assets to be made subject to this Agreement, as agreed to by the parties from time to time, and containing such information as may be agreed to by the parties. An Asset Schedule may, but is not required to be, incorporated into or attached to an Appendix.

“Assignment” shall mean with respect to each Asset, an assignment of the Security Instrument, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Collateral and/or Borrower is located or domiciled (as appropriate under Applicable Requirements) to reflect and record the transfer of the Security Instrument.

“Authority Matrices” shall mean the authority matrices attached as a part of Exhibit B hereto, or attached to an Appendix, as the same may be updated or amended by the written agreement of the parties, or by the Owner to the extent provided in such authority matrices. Unless otherwise expressly provided in this Agreement or in the Authority Matrices, in the event that the Owner fails to respond within five (5) Business Days in writing to any request for consent or approval of Owner pursuant to the Authority Matrices, the Owner shall have been deemed to consent to or approve the request.

“BBX Option Assets” shall mean those Assets specifically disclosed to the Servicer in writing prior to the Effective Date to be subject to an option of BBX Capital Corporation to purchase such Assets, by identifying such Assets as “Commercial Related Loans” on the applicable Asset Schedule.

“Boarding Fee” shall mean the applicable fee payable to Servicer associated with the commencement of servicing of any Assets under this Agreement, as set forth in the applicable Servicing Fee Schedule or Appendix.

“Borrower” shall mean with respect to any Asset, the Person or Persons primarily obligated to make payments on the related Note.

“Business Day” shall mean any day other than a Saturday, Sunday or national holiday, or a day on which banking and savings and loan institutions in the State of Florida and federally chartered savings banks are authorized or obligated by law or executive order to be closed.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean any and all of the collateral securing the obligations of a Borrower under a Security Instrument, including but not limited to the Mortgaged Property in the case of a Mortgage Loan.

“Collection Period” shall mean, unless otherwise provided in the related Appendix, (a) as to any Servicer Remittance Date, the calendar month preceding the calendar month in which such Servicer Remittance Date occurs, and (b) as to the first Servicer Remittance Date Here under, the Cut-off Date through the last Business Day of the calendar month preceding the calendar month in which the first Servicer Remittance Date occurs.

“Commercial Construction Loan” shall mean a Loan secured by commercial real property (or by mixed residential/commercial, or single family or multifamily residential real property, including condominium developments, to the extent such Loan is made to a commercial Borrower developing such property) for the financing of the construction thereof and made subject to this Agreement and the applicable Appendix by the written agreement of the parties.

“Commercial Mortgage Loan” shall mean a Loan secured by commercial real property (or by mixed residential/commercial or multifamily residential real property, including condominium developments) and made subject to this Agreement and the applicable Appendix by the written agreement of the parties.

“Commercial Loan” shall mean Loan made for a commercial or business purpose and made subject to this Agreement and the applicable Appendix by the written agreement of the parties, including a Commercial Mortgage Loan or a Commercial Construction Loan.

“Confidential Information” shall mean all information relating to a party of a proprietary nature, all records, documents, technology, know-how, processes, trade secrets, contracts, historical, current or projected financial information, business or marketing strategies, operating data or procedures, product and pricing information, and the terms of this Agreement (which shall be Confidential Information of both parties). Confidential Information shall not include information that is or becomes publicly available through no fault of the party to whom such information has been disclosed, or is rightly obtained from a third party, who, to the best of a party’s knowledge, is not under any obligation of confidentiality.

“Consumer Loan” shall mean a Loan that is not secured, or is secured by Collateral other than Mortgaged Property, made to one or more individual(s) for a personal or household purpose, and made subject to this Agreement and the applicable Appendix by the written agreement of the parties.

“Custodial Account” shall have the meaning assigned thereto in Section 2.3(e) hereof. “Cut-off Date shall mean the cut-off date for any Asset, as set forth in the related Asset Schedule, or otherwise mutually agreed to by the parties in writing.

“Damages” shall mean any liability, claim, loss, demand, action, damage, assessment, deficiencies, taxes, costs and expenses, including reasonable attorneys’ fees.

“Deficient Valuation” shall mean with respect to any Asset, the dollar amount of any reduction in the principal balance owed by the related Borrower, as ordered by a court in connection with a bankruptcy proceeding with respect to the related Borrower.

“Eligible Account” shall mean (i) An account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated at the time any amounts are held on deposit therein (a) “P-1” by Moody’s (or at least “A2” if such institution has no short-term rating from Moody’s), (b) at least “A-2” by S&P (or at least “BBB+” if such institution has no short-term rating from S&P) and (c) “F1” by Fitch (with respect to the preceding clauses (a), (b) and (c), in each case if such rating agency is a Rating Agency, and such applicable ratings from S&P, Fitch and Moody’s, the “Required Ratings”), provided, in each case, that following a downgrade, withdrawal or suspension of any such institution’s rating below any applicable Required Rating, each such account shall promptly (and in any case within not more than 30 calendar days) be moved to another institution which has the Required Ratings, or to one or more segregated trust accounts as provided in clause (ii); or (ii) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, which institution or company has capital and surplus of not less than $500 million, acting in its fiduciary capacity.

“Farm Loan” shall mean a Loan secured by real property used for agricultural purposes, or other Loan made pursuant to United States Department of Agriculture Rural Housing Services or Farm Service Agency programs as agreed to by the parties, and made subject to this Agreement and the applicable Appendix by the written agreement of the parties.

“Fitch” shall mean Fitch, Inc., or any successor thereto.

“Insurance Policy” shall mean any hazard, title, flood, special form-causes of loss, commercial general liability or other insurance policy insuring the Asset, in each case if such policy is required to be maintained under the terms of the Asset Documents (other than the insurance policy itself) for the related Asset.

“Liquidation Proceeds” shall mean any amounts (including the proceeds of any Insurance Policy and the proceeds from the sale of any Acquired Collateral) recovered by the Servicer in connection with an Asset, whether through trustee’s sale, foreclosure sale or otherwise, other than amounts required to be paid to the Borrower pursuant to the terms of the applicable Asset Documents or otherwise pursuant to applicable law.

“Loan” shall mean an Asset comprised of an extension of credit to a Borrower that is evidenced by a Note and may be secured by Collateral pursuant to a Security Instrument. A Loan includes a Mortgage Loan.

“Loan Rate” shall mean the annual rate of interest borne by a Note, which is set forth in such Note.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage” shall mean, with respect to any Mortgage Loan, the written instrument creating a valid lien on real property, which instrument may be in the form of a mortgage, deed of trust, deed to secure debt or other instrument creating a lien on or interest in the Mortgaged Property and any other Collateral.

“Mortgage Loan” shall mean a Single Family Mortgage Loan, Multifamily Mortgage Loan, Commercial Mortgage Loan, Residential Construction Loan, Commercial Construction Loan, Reverse Mortgage Loan, Farm Loan (to the extent secured by real property), or any other Loan secured by interest in real property made subject to this Agreement and the applicable Appendix by the written agreement of the parties.

“Mortgaged Property” shall mean any of the fee simple interest or ground lease interest in real property, together with improvements thereto and any fixtures, leases and other real or personal property, or interests therein, securing the related Note related to a Mortgage Loan.

“Multifamily Mortgage Loan” shall mean a Loan secured by residential real property that includes five or more dwelling units, made subject to this Agreement and the applicable Appendix by the written agreement of the parties.

“Note” shall mean the original executed promissory note evidencing the indebtedness of a Borrower under a Loan, or if such Loan is not evidenced by a promissory note, the original executed document or other instrument primarily evidencing the indebtedness of the Borrower under such Loan, or lost note affidavit if and as permitted under Applicable Requirements.

“Out of Pocket Expenses” shall mean the direct, out-of-pocket expenditures of the Servicer incurred, or to be incurred, as the context requires, in connection with the servicing, administration, management, property protection, disposition, operation, full, partial or discounted liquidation, sale or enforcement proceedings, foreclosure or other realization on Collateral underlying Assets, including, but not limited to amounts to be paid for or paid to or on behalf of independent legal counsel (including court filing fees), independent arbitrators, independent repossession agents, appraisers, brokers, environmental consultants, property managers, tax services, receivers, and state and federal regulatory agencies incident to their audits or inquiries, required UCC searches and title searches, tax searches, structural reviews, tax and flood services contracts, travel (including without limitation travel associated with the Servicer’s general performance under this Agreement, or as requested by the Owner), property inspections, and the like and for arbitration filing fees, UCC and mortgage filing and release fees, charges the Servicer has paid in connection with checks from Borrowers returned for insufficient funds, and expenses not otherwise reimbursed to maintain, store, and dispose of the Collateral.

“Owner” shall mean Florida Asset Resolution Group, LLC, a Delaware limited liability company.

“Participants” shall have the meaning assigned thereto in Section 2.2(c) hereof.

“Person” shall mean an individual, partnership, corporation (including a statutory trust), joint stock company, limited liability company, trust, association, joint venture, governmental authority or any other entity of whatever nature.

“Preservation Expenses” shall mean the expenditures paid by the Servicer to a third party (and not to Servicer) in connection with a foreclosure or other realization on Collateral, or in connection with Acquired Collateral and its management and servicing, prior to the liquidation thereof, including, without limitation, expenditures for real estate or personal property taxes and assessments (including any penalties, late fees or late charges incurred for late payment or nonpayment), payments to senior lienholders or holders of any ground lease, Insurance Policy premiums, property restoration or preservation. With respect to a Commercial

Loan, Preservation Expenses shall not include payments to financing providers holding a senior lien with respect to the Collateral securing such Commercial Loan unless and until the payment of such senior lienholder has been reviewed and approved by Owner, which approval may be withheld in Owner’s sole and absolute discretion.

“Rating Agency” shall mean each of Fitch, Moody’s and S&P and any successors thereto.

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the United States Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

“Residential Construction Loan” shall mean a Loan secured by residential real property that includes one through four dwelling units, for the financing of the construction thereof, and made subject to this Agreement and the applicable Appendix by the written agreement of the parties.

“Reverse Mortgage Loan” shall mean a Loan that is, or is intended to be, insured by the Federal Housing Administration pursuant to FHA’s Home Equity Conversion Mortgage program, is intended for sale to Fannie Mae pursuant to Fannie Mae’s Home Keeper program, or is another reverse mortgage loan product, secured by residential real property that includes one through four dwelling units, and made subject to this Agreement and the applicable Appendix by the written agreement of the parties.

“S&P” shall mean Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Security Instrument” shall mean, with respect to any Loan secured by any Collateral, any and all documents, agreements, filings, financing statements or other materials evidencing the Owner’s or the Servicer’s interest (as applicable) in the Collateral securing the obligations of Borrower with respect to such Loan, including but not limited to a Mortgage in the case of a Mortgage Loan.

“Servicer” shall mean Bayview Loan Servicing, LLC or any successor or permitted assign under the terms of this Agreement.

“Servicer Remittance Date” shall mean the 18th day of each month and if such day is not a Business Day, the next succeeding Business Day, or such other date as provided in the applicable Appendix with respect to a given category of Assets.

“Servicing Advance” shall mean the Out of Pocket Expenses incurred by the Servicer in the performance of its obligations under this Agreement, including, but not limited to, the cost of (i) the preservation, restoration and protection of any Asset or Collateral, (ii) any enforcement or administrative or judicial proceedings, including foreclosures and other realizations on Mortgages, Security Instruments, liens and other security interests in Collateral, (iii) the management (including fees in connection therewith) and liquidation of any Acquired Collateral or Assets, (iv) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Collateral or Assets, fire and hazard insurance coverage, (v) all Preservation Expenses, (vi) costs of legal counsel in enforcement or administrative or judicial proceedings, or to prepare legal documents in connection with servicing of the Assets, and (vii) other amounts designated as Servicing Advances pursuant to this Agreement or an applicable Appendix. In addition, Servicing Fees, to the extent not paid when due, shall be deemed, and shall be reimbursable as, a Servicing Advance.

“Servicing Fees” shall have the meaning assigned thereto in Section 4.1 hereof.

“Servicing Fee Schedule” shall mean the applicable listing of Servicing Fees with respect to any Assets, as agreed to by the parties from time to time. A Servicing Fee Schedule may, but is not required to be, incorporated into or attached to an Appendix.

“Servicing Standard” shall have the meaning assigned thereto in Section 2.1(c) hereof.

“Single Family Mortgage Loan” shall mean a Loan secured by residential real property that includes one through four dwelling units, made subject to this Agreement and the applicable Appendix by the written agreement of the parties.

“Termination Date” shall mean the date for termination of this Agreement, which shall be the earliest of (i) the date three (3) years after the initial Transfer Date, or such later date as agreed by the Servicer and the Owner in writing, (ii) the date agreed by the mutual consent of the Servicer and the Owner in writing to termination or (iii) the date of a termination in accordance with Section 5.2 hereof.

“Termination Fee” shall have the meaning assigned thereto in Section 5.2(c).

“Transfer Date” shall mean each date on which the Servicer shall assume responsibility for performing the servicing functions and responsibilities related to an Asset as provided herein and in the applicable Appendix.

“UCC” shall mean the Uniform Commercial Code, as in effect in the applicable jurisdictions.

ARTICLE II

AGREEMENTS OF THE SERVICER

2.1    General.

(a)  Appointment.    Owner hereby appoints Servicer, and Servicer hereby accepts such appointment, to service and administer the Assets for Owner in accordance with the terms of this Agreement.

(b)  Authority. The Servicer shall have full power and authority, acting alone or through agents (but subject to Section 10.3), to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, the Authority Matrices, and the applicable Appendices, and the restrictions and limitations set forth therein, subject to the Servicing Standard, and any and all things that may otherwise be authorized by Owner.

(c)  Servicing Standard. The Servicer shall service and administer the Assets on behalf of the Owner in accordance with Applicable Requirements, the terms of this Agreement, the applicable Appendices, the restrictions and limitations set forth therein and the applicable Asset Documents without regard to:

(i)  any relationship that the Servicer or any Affiliate of the Servicer may have with the related Borrower;

(ii)  the Servicer’s obligation to make Servicing Advances, but subject to the last sentence of Section 2.12; or

(iii) the Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

The Servicer shall use commercially reasonable efforts, consistent with Applicable Requirements, in a manner Servicer reasonably expects, in good faith, to maximize collections with respect to the Assets. Except to the extent a different standard of care is expressly provided in this Agreement or any Appendix, the Servicer shall use a commercially reasonable standard of care in performing its obligations herein or therein.

The standard set forth in this Section 2.1(c) shall be referred to herein as the “Servicing Standard.” Owner acknowledges that the Assets include and involve a variety of types of Loans, Collateral, Acquired Collateral, payment status, payment methods and interest calculations, and the applicable Servicing Standard will vary in respect of such differences among the Assets. For the avoidance of doubt, the “Servicing Standard” shall include and incorporate the terms of the Appendices to this Agreement.

(d)  Appendices.   Additional detailed procedures for the servicing of any category of Assets shall be as provided in the related Appendices. In the event of any conflict between this Agreement and an applicable Appendix, the applicable Appendix shall govern.

2.2    Collection of Asset Payments.

(a)  The Servicer shall make all commercially reasonable efforts to collect all payments called for under the terms and provisions of the Asset Documents (other than any prepayment premiums, penalties or charges that the Servicer has waived in accordance with the Servicing Standard), and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures for all Assets that are consistent with the Servicing Standard.

(b)  The Servicer may not, other than to the extent consistent with the Servicing Standard and the Authority Matrices, waive, modify or vary any term of any Asset Documents or consent to the postponement of strict compliance with any such term or in any manner grant an indulgence to any Borrower. In addition, no such action, to the extent taken without the consent or direction of the Owner, shall (i) result in an accord and satisfaction of the debt evidenced by the asset, (ii) impair the ability to realize on any Collateral, create any waiver, defense or estoppel which the Borrower could assert as a defense to any action to enforce any Asset Document, foreclose or otherwise realize on any Collateral, including, without limitation, claims of laches, waiver, estoppel or statute of limitations ; or (iii) give rise to a claim of lender liability or similar claims.

(c)  With respect to any Loan that is subject to a participation interest of any other lender or investors (“Participants”), and as to which the Owner is the “lead-lender” with responsibility for Borrower-facing obligations, as disclosed in writing by Owner to Servicer prior to the Effective Date, Servicer shall comply with the terms and conditions of any written participation agreement with such Participants provided by Owner to Servicer prior to the Effective Date, related to the servicing of such Loan, including without limitation, distribution of payments required to such Participants, obtaining any required consents from such participants and serving as the primary point of contact for participants where Owner serves in such capacity, provided, however, that notwithstanding anything to the contrary in this Agreement or in the participation agreements with such Participants:

(i)  All collections payable to the Owner, whether as the lead lender or a participant, will be deposited into the Custodial Account, remitted to the Owner, and otherwise subject to the same terms of this Agreement as applicable to collections on any other Assets, including those related to the reimbursement of Servicing Advances and payment of Servicing Fees hereunder;

(ii)  Without limiting Servicer’s rights to recovery of Servicing Advances and other expenses as provided in this Agreement, the Servicer shall be entitled to all payment of expenses or other amounts to which the Owner would be entitled under the terms of the participation agreements;

(iii)  If any Participant fails to pay to the Servicer any amounts such Participant is obligated to pay to Owner pursuant to the terms of the participation agreements, including but not limited to payment of amounts for loan advances, refunds of remittances made to such Participant (e.g. due to NSF checks), or payment of expenses, the Owner shall, as elected by the Owner from the following: (A) pay such amounts immediately upon the Servicer’s demand, (B) have such amounts treated as Servicing Advances, recoverable in accordance with this Agreement (which such election shall be deemed to have been made if the Owner fails to pay such amounts within three (3) Business Days of the Servicer’s demand), or (C) only if the Servicer will not be responsible for or bear the expense of any such amounts, not pay such amounts;

(iv)  The Owner shall provide written notice to each Participant that all notices under the applicable participation agreement must go to both the Owner and the Servicer, at the following addresses: Bayview Loan Servicing LLC, Attn: Susanna Scavazzon, 895 SW 30th Ave., Suite 202, Pompano Beach, Florida 33069, with a copy to Bayview Loan Servicing, LLC, Attn: Legal Department, 4425 Ponce De Leon Blvd., 5th Floor, Coral Gables, Florida 33146; the Owner shall cause each Participant to comply with the instructions in such notice and the terms of the applicable participation agreement, and otherwise reasonably cooperate with the Servicer.

(v)  The Owner shall indemnify, defend, and hold harmless, the Servicer, its officers, employees, agents and directors from any Damages resulting from claims by Participants, other than to the extent such claims result from the Servicer’s failure to observe or perform any or all of the Servicer’s covenants, agreements, warranties or representations contained in this Agreement, and further shall provide the Servicer with indemnification and other protections from liability identical to those provided to the Owner by the Participants under the terms of the participation agreements.

(d)  In the event that, after pursuing a foreclosure or other realization on security with respect to any Asset, there is a deficiency judgment against the subject Borrower and/or other Person, the Servicer shall take all actions reasonable and necessary, if any, to cause such judgment to be assigned to the Owner, and any third-party costs and expenses thereof shall be reimbursable as Servicing Advances. The Owner shall have the sole right to pursue such deficiency judgment as the Owner determines.

2.3   General Servicing Procedures.

Until the principal and interest of each Loan and satisfaction of the Borrower’s obligations with respect to each Asset is paid in full, unless this Agreement is sooner terminated with respect to such Asset pursuant to the terms hereof, and subject to all Applicable Requirements and the Servicing Standard, the Servicer shall:

(a)  With respect to Loans requiring advances of principal to Borrowers or other Persons, disburse Loan proceeds in accordance with the requirements of the Asset Documents, and as may be provided in the applicable Appendix, provided that notwithstanding anything to the contrary in this Agreement, the Servicer shall not be required to advance its own funds for such purposes. In the event Servicer funds any such advances with its own funds, such amounts shall, in addition, be deemed to be Servicing Advances, recoverable as provided in this Agreement.

(b)  Collect applicable payments of principal, interest and, to the extent required under the Asset Documents, applicable deposits for taxes, assessments and other public charges that are generally impounded, reserve funds, fire and hazard insurance premiums, mortgage insurance premiums, flood insurance premiums and other insurance premiums, as required and as they become due.

(c)  Accept Asset Payments in accordance with the Asset Documents. Deficiencies or excesses in payments or deposits shall be accepted and applied, or accepted and unapplied, as applicable. To the extent that any Asset Payment received by the Servicer is deficient, the Servicer shall notify the Borrower of such deficiency (which such notification may be in the form of a subsequent monthly statement identifying such deficiency), reserve and preserve any and all rights which may accrue to the Owner due to such deficient payment so as to avoid any claims of accord and satisfaction, waiver or estoppel for accepting (but not necessarily applying) the deficient payment and commence any and all actions, as required by this Agreement relating to a default by the Borrower for non-payment or deficient payment as required by the applicable Asset Documents.

(d)  Apply all Asset Payments and impound deposits collected from the Borrower, and maintain permanent account records capable of producing, in chronological order: the date, amount, distribution, installment due date or other transactions affecting the amounts due from or to the Borrower and indicating the latest outstanding balances of principal, impound deposits, advances, and unapplied payments (including Asset Payments and impound deposits related to the time periods prior to the applicable Transfer Date for such Assets).

(e)  Unless otherwise provided in the applicable Appendix, establish and maintain one or more accounts (collectively, the “Custodial Account”), entitled “Bayview Loan Servicing, LLC, as servicer for Florida Asset Resolution Group, LLC, as Owner.” Each Custodial Account shall be an Eligible Account. The Servicer will be required to deposit into each Custodial Account no later than the second Business Day after receipt all proceeds (except Ancillary Income and amounts to be deposited into Escrow Accounts or Acquired Collateral Accounts pursuant to this Agreement) of the related Asset received by the Servicer and to remit such proceeds to the Owner not later than the Servicer Remittance Date. Funds in each Custodial Account shall be held uninvested. The Servicer shall, from time to time, make withdrawals from each Custodial Account for any of the following purposes: (i) to remit to the Owner in the amounts and in the manner set forth in Section 2.5(a) and (b); (ii) to fund disbursements of principal to the Borrowers or other Persons with respect to Residential Construction Loans, Commercial Construction Loans, Reverse Mortgage Loans, and other Assets providing for disbursements of principal; (iii) to pay the Servicer any earned and unpaid Servicing Fees and to reimburse the Servicer for any unreimbursed Servicing Advances from the general funds in the Custodial Account; (iv) to reimburse the Servicer for any expenses incurred by the Servicer of its obligations under this Agreement from the general funds in the Custodial Account; (v) to pay to the Servicer as servicing compensation (in addition to the Servicing Fees) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Custodial Account; (vi) to reimburse the Servicer for any penalty, late fee or late charge incurred by the Servicer for the late payment or nonpayment of any property taxes and assessments by any prior servicer of any Asset; (vii) to withdraw any amounts deposited to the Custodial Account in error, provided that the Servicer shall notify the Owner of such error, which such notice may be as a part of the regular monthly statements; and (viii) following the Termination Date with respect to the related Assets, to clear and terminate the Custodial Account. Notwithstanding anything to the contrary in this Agreement, the Servicer is not obligated to deposit Ancillary Income into the Custodial Account, although it may do so for ease of operations, and to the extent the Servicer does deposit such amounts into the Custodial Account, the Servicer shall be permitted to withdraw such amounts at any time in its sole discretion. In addition, the Servicer may withdraw amounts from a Custodial Account to make distributions in accordance with the terms of a cash management agreement or similar agreement in respect of any Asset serviced hereunder.

(f)  Unless otherwise provided in the applicable Appendix, establish and maintain one or more accounts (the “Escrow Accounts”, in the form of time deposit or demand accounts, titled, “Bayview Loan Servicing, LLC, as servicer for Florida Asset Resolution Group, LLC, as Owner, and various Borrowers”) into which (x) all collections from the Borrowers for the payment of taxes, assessments and other public charges that are generally impounded, reserve funds, fire and hazard insurance premiums, mortgage insurance premiums, flood insurance premiums and other insurance premiums and comparable items for the account of the Borrowers (“Escrow Payments”) and (y) all amounts representing proceeds of any hazard or other Insurance Policies which are to be applied to the restoration or repair of any Collateral shall be deposited and retained. The Escrow Accounts shall be Eligible Accounts. The Servicer shall deposit in the Escrow Accounts, no later than the second Business Day after receipt, and retain therein, all Escrow Payments collected on account of the Assets, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums, and comparable items for each Asset; (ii) reimburse the Servicer out of related collections for any Servicing Advances made pursuant to Section 2.3(j) (with respect to taxes and assessments) and Section 2.3(k) (with respect to hazard insurance) with respect to each Asset; (iii) refund to the Borrowers any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to the Borrowers on balances in the Escrow Account; (v) to withdraw any amount deposited in the Escrow Accounts in error, provided that the Servicer shall notify the Owner of such error, which such notice may be as a part of the regular monthly statements; or (vi) clear and terminate the Escrow Account at the termination of the Servicer’s obligations and responsibilities in respect of the related Assets under this Agreement; (vii) for application to restoration or repair of the Collateral; and (viii) for transfer to the Custodial Account and application as permitted by the terms of the related Note and other Asset Documents. As part of its servicing duties, the Servicer shall pay to the Borrowers interest on funds in Escrow Accounts, to the extent required by Applicable Requirements and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. As applicable, the Servicer will determine the amount of deposits to be made by the Borrowers and will furnish to each Borrower, at least once a year, an analysis of the escrow/impound account, to the extent required by Applicable Requirements.

(g)  Be responsible for monitoring and reconciling (no less frequently than on a monthly basis) the Custodial Accounts and Escrow Accounts in accordance with Applicable Requirements. The Servicer shall attempt to promptly resolve any discrepancies and shall be responsible for all expenses and consequences for failure to reconcile and resolve such discrepancies.

(h)  [reserved].

(i)  Maintain accurate records reflecting the status of taxes, municipal or county assessments reported on regular notices from such municipalities or counties, ground rents and other recurring charges generally accepted by the servicing industry for the related Asset, which would become a lien on any Collateral due to failure to pay on a timely basis. For all Assets providing for the payment to and collection by the Servicer of impound deposits for taxes, ground rents or such other recurring charges, the Servicer shall remit payments for such charges before the later of (i) any penalty date and (ii) 30 days after the applicable Transfer Date. With respect to Assets providing for the payment to and collection by the Servicer of impound deposits for taxes, to the extent that under applicable state law, a discount for early payment of real estate taxes is available, and there are sufficient funds in the related impound or escrow account, then Servicer shall cause all real estate taxes for such Assets to be paid so as to obtain the maximum allowable discount on such real estate taxes.

(j)  In accordance with the standards of the preceding Section 2.3(i), make Servicing Advances as necessary for the purpose of effecting the timely payment of taxes and assessments with respect to any Collateral, which Servicing Advances shall be reimbursable in the first instance from related collections from the Borrowers. Servicing Advances incurred by the Servicer in connection with the servicing of the Assets (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Collateral shall be recoverable by the Servicer to the extent described herein.

(k)  Use its commercially reasonable efforts in accordance with the Servicing Standard to cause the related Borrower to maintain for each Asset (other than any Acquired Collateral), to the extent applicable, and if the Borrower does not so maintain, shall notify the Owner, and only if directed to do so by Owner in writing within five (5) Business Days of such notice, or otherwise required by Applicable Requirements, shall maintain to the extent the Owner as holder has an insurable interest, insurance with coverage on the related Collateral in a commercially reasonable amount, to the extent provided in the applicable Appendix and otherwise in compliance with the terms and conditions of the Asset Documents. With respect to insurance which the Servicer needs to obtain due to a Borrower’s default, the Servicer shall maintain such insurance from an insurer with coverage on Collateral in a commercially reasonable amount. The Servicer shall require that all Insurance Policies required hereunder shall name the Servicer and its successors and assigns as the holder, as loss payee. All insurance shall be purchased from insurance companies having a rating of not less than A- and a Financial Class of not less than VIII, as rated in the most current edition of Best’s Key Rating Guide.

(l)  Deposit into the related Custodial Account any amounts collected by the Servicer under any Insurance Policies (other than amounts to be applied to the restoration and repair of the related Collateral or amounts to be released to the Borrower in accordance with the terms of the related Asset Documents, or amounts typically deposited into Escrow Accounts). It is understood and agreed that no earthquake or other additional insurance is to be required of any Borrower or to be maintained by the Servicer other than pursuant to the terms of the related Asset Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If any Mortgaged Property is located in a federally designated special flood hazard area, the Servicer will use its reasonable efforts in accordance with the Servicing Standard to cause the related Borrower to maintain or, failing the related Borrower to so maintain, will itself obtain flood insurance in respect thereof. The Servicer agrees to prepare and present, on behalf of itself and the Owner, claims under each related insurance policy in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

(m)  Subject to any contrary requirements in an Appendix or the Authority Matrices, when any Collateral has been or is about to be conveyed by the Borrower, to the extent Servicer has knowledge of such conveyance or prospective conveyance, Servicer shall exercise its rights to accelerate the maturity of the related Asset under any “due-on-sale” clause contained in the related Security Instrument or Note; provided, however, that the Servicer shall not exercise any such right if either (i) the “due-on-sale” clause, in the reasonable belief of the Servicer, is not enforceable under Applicable Requirements, or (ii) the Servicer determines that such enforcement would not be in the best economic interest of the Owner. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such Collateral has been or is about to be conveyed, pursuant to which such Person becomes liable under the Note and, unless prohibited by applicable law or the Security Instrument, the Borrower remains liable thereon. If the foregoing is not permitted under Applicable Requirements, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Borrower is released from liability, if required by Applicable Requirements, and such Person is substituted as the Borrower and becomes liable under the Note. In connection with any such assumption or substitution agreement, the Asset Payments on the related Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Loan shall not be changed nor shall any required Asset Payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as Ancillary Income.

(n)  With respect to a Loan that contains a provision in the nature of a “due-on- encumbrance” clause, which by its terms (i) provides that such Loan becomes due and payable (or may become due and payable at the lender’s option) upon the creation of any lien or other encumbrance on the related Collateral, or (ii)

requires the consent of the related lender to the creation of any such lien or other encumbrance on the related Collateral, then for so long as such Loan is owned by the Owner, and to the extent it has knowledge of such lien or other encumbrance, the Servicer, on behalf of the Owner, will be required to exercise (or decline to exercise) any right it may have as the lender of record with respect to such Loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the Servicing Standard.

(o)  Monitor all UCC financing statements and certificates of title, and file all UCC continuation statements as necessary to avoid a lapse in continuation of a security interest in any Collateral constituting personal property.

2.4    Other.

(a)  The Owner hereby authorizes the Servicer, at the Servicer’s option, to bring or defend any claim, action, arbitration, litigation or other similar proceeding, in the name of the Owner, to effectuate the servicing of the Assets; provided, however, with respect to any Commercial Mortgage Loans or related Mortgaged Property, Servicer shall first obtain Owner’s prior written consent to any affirmative claim, action, arbitration, litigation or other similar proceeding (excluding foreclosures, title claims, or similar actions, or claims, actions, arbitration, litigation or other similar proceeding in response to foreclosure defenses in the ordinary course), which consent may be withheld in Owner’s sole and absolute discretion. Without limiting the preceding sentence, the Servicer may also assert claims or defend against claims involving the insurance coverage with respect to the Assets and/or any Collateral. To the extent that the Servicer incurs any fees, costs, liabilities, judgments, attorneys’ fees in connection with the circumstances described in this Section 2.4(a), the Servicer shall be entitled to be reimbursed for these items as Servicing Advances.

(b)  The Owner shall execute powers of attorney to the Servicer and furnish it with any other documents as the Servicer shall reasonably request to enable the Servicer to carry out its servicing and administrative duties hereunder. The Owner shall execute any documentation furnished to it by the Servicer for recordation by the Servicer in the appropriate jurisdictions, as shall be necessary to effectuate the foregoing.

(c)  Upon Owner’s reasonable request and at Owner’s cost and expense, the Servicer shall reasonably assist the Owner in the marketing for sale of certain Assets or groups of Assets on terms and conditions determined by the Owner for the particular Assets or groups of Assets being so marketed for sale. The Owner and the Servicer shall work together in good faith to liquidate Assets in a manner reasonably expected to obtain and realize the maximum proceeds for such Assets. Upon the Owner’s request, no more frequently than quarterly, the Servicer shall meet with the Owner (which such meetings may be by telephone conference) to review the portfolio of Assets being serviced by the Servicer under this Agreement in order to make ongoing determinations on what Assets to market for sale and which Assets to continue to hold.

(d)  From time to time, the Owner may arrange for the sale of one or more BBX Option Assets to BBX Capital Corporation upon the exercise of the related option possessed by BBX Capital Corporation, and upon written notice from the Owner, not less than five (5) Business Days prior to such a sale, the Servicer shall reasonably cooperate with the Owner and BBX Capital Corporation in effecting such a sale of such BBX Option Assets on the terms and conditions specified in such notice. If any BBX Option Asset is purchased by BBX Capital Corporation on a date one (1) year or less after the Transfer Date for such BBX Option Asset, the Owner shall pay the Servicer a fee in an amount equal to the average base, periodic Servicing Fees per month with respect to such BBX Option Asset since such Transfer Date, multiplied by the remaining number of months (including partial months) between such date and the date one (1) year after such Transfer Date. In addition, from time to time, the Owner may arrange for the sale of one or more other Assets to BBX Capital Corporation upon the exercise of related options possessed by BBX Capital

Corporation, and upon written notice from the Owner, not less than five (5) Business Days prior to such a sale, the Servicer shall reasonably cooperate with the Owner and BBX Capital Corporation in effecting such a sale of such Assets on the terms and conditions specified in such notice.

2.5    Accounting, Remittances and Owner Reporting.

Unless otherwise provided in the applicable Appendix, the Servicer shall:

(a)  On each Servicer Remittance Date, remit by wire or ACH transfer of immediately available funds to the Owner all amounts deposited in the related Custodial Account relating to the related Assets as of the close of business on the final Business Day of the related Collection Period, net of charges against and withdrawals from the Custodial Account permitted pursuant to this Agreement.

(b)  The Servicer shall remit the amounts described in this Section 2.5 by wire or ACH transfer of immediately available funds to the account designated by the Owner.

(c)  Upon payment of a Loan in full and receipt from the Owner or its agent of any documents or information necessary to effect such release, or upon any modifications or amendments or as otherwise appropriate in connection with the servicing by the Servicer, have prepared and file any necessary full or partial (as applicable) release or satisfaction documents, continue servicing of the Asset pending final settlement of full releases, and refund any of the Borrower deposits.

(d)  Make applicable Loan Rate adjustments in compliance with the related Asset Documents, Applicable Requirements and the Servicing Standard. The Servicer shall execute and deliver to the requisite Borrower all appropriate notices required by the related Asset Documents, Applicable Requirements and the Servicing Standard of applicable information regarding such interest rate adjustment, and methods of implementation of such interest rate adjustments and of all prepayments of any Asset hereunder by the Borrower.

(e)  Furnish reports in the format provided in Exhibit A-1 on or before the eighth (8th) Business Day of each calendar month and reports in the format provided in Exhibit A-2 hereto on or before the tenth (10th) Business Day of each calendar month, in each case with respect to the preceding Collection Period, and such other reports (or copies of reports) in the format and on the dates set forth in the related Appendices.

(f)  Perform such other customary duties and execute such other documents in connection with its duties hereunder as the Owner from time to time reasonably may require subject to the provisions of Section 2.5(g) hereof.

(g)  In the event the Owner requests the Servicer to provide any additional or special reports or data files or render other related services to the Owner or any third party, generally or with respect to subgroups of Assets or individual Assets, the Servicer shall use commercially reasonable efforts to provide said reports, data files, or related services subject to the payment of a separate fee and/or costs to be determined and agreed upon in advance by the Owner and the Servicer. The Servicer shall thereupon bill the requesting party for the cost of such reports, data files or related services including related delivery costs, in accordance with the negotiated fee schedule. Unless otherwise agreed by the Servicer and the Owner, the fees and costs for such reports or data files shall include billing for the time expended by the Servicer’s employees or contractors at a rate of $125 per hour, and any Out of Pocket Expenses incurred by the Servicer. Any fees or costs accrued in accordance with this Section 2.5(g) shall be payable upon invoice by the Servicer to the Owner, and shall be recoverable as Servicing Advances hereunder.

2.6    Delinquency Control.

The Servicer shall in accordance with the Servicing Standard:

(a)  Be responsible for protecting the Owner’s interest in the Assets by dealing effectively with the Borrowers who are delinquent or in default under the Asset Documents. The Servicer’s delinquent Asset servicing program shall include an adequate accounting system which will immediately and positively indicate the existence of delinquent Assets, a procedure that provides for sending of delinquent notices in compliance with the requirements of the Asset Documents and Applicable Requirements, and assessing late charges, and a procedure for the individual analysis of distressed or chronically delinquent Assets, provided that any reporting related to such individual analysis of distressed or chronically delinquent Assets not expressly provided in this Agreement or an Appendix shall be subject to Section 2.5(g); and

(b)  Maintain a collection department and an on-line automated collection system that complies with the Servicer’s collection guidelines and Applicable Requirements, as applicable.

2.7    Foreclosure and Other Similar Realization on Collateral.

(a)  The Servicer shall use its best efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of Collateral securing such of the Assets (if any) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments or for other disposition of such Assets. To the extent the Acquired Collateral was subject to a security interest under the UCC, Servicer may exercise all of Owner’s rights and remedies as a secured creditor under the UCC, and under the Asset Documents, including selling the interests of the Borrower in the Collateral at public or private sale, in the entirety or in separate parts, as the Servicer may determine. The Servicer shall be initially responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer. The foregoing is subject to the provision that, in any case in which Collateral shall have suffered damage that is not covered by a hazard Insurance Policy or other Insurance Policy, the Servicer shall not be required to expend its own funds toward the restoration of such Collateral unless it shall determine in its reasonable and good faith discretion that such restoration will increase the net Liquidation Proceeds for the related Asset after reimbursement to itself for such expenses and that such expenses will be recoverable to it through Liquidation Proceeds or otherwise.

(b)  Subject to the Authority Matrices, as an alternative to foreclosure or comparable conversion of the ownership of Collateral, the Servicer may sell a defaulted Asset, if the Servicer determines in its reasonable and good faith discretion that such a sale is likely to increase the amount of Liquidation Proceeds, and any such sale of a defaulted Asset by the Servicer shall be effected in a manner expected, in the reasonable judgment of the Servicer, to maximize Liquidation Proceeds. Notwithstanding the forgoing, the Servicer has no duty to pursue Asset sales as part of its loss mitigation procedures, other than as provided for Acquired Collateral in Section 2.8(e).

(c)  Notwithstanding the foregoing provisions of this Section 2.7 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall neither obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, nor otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Owner would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person that regularly conducts environmental audits in accordance with customary industry standards, that:

(i)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Owner to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(ii)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Owner to take such actions with respect to the affected Mortgaged Property.

(d)  With respect to each Mortgage Loan subject to the provisions of Section 2.7(c), the Servicer shall make the determination described above on the basis of a report prepared by a Person that regularly conducts environmental audits in accordance with customary industry standards, without regard to whether the Servicer has received notice or has actual knowledge of the presence of any toxic or hazardous substances on the related Mortgaged Property.

(e)  The cost of the environmental audit report contemplated by this Section 2.7 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor as a Servicing Advance.

(f)  If the Servicer determines, as described above, that it is in the best economic interest of the Owner to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Owner. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor as a Servicing Advance.

(g)  Notwithstanding the foregoing provisions of this Section or any other provision of this Agreement, the Servicer shall not foreclose upon or otherwise comparably convert the ownership of Collateral securing an Asset if in the reasonable judgment of the Servicer it would not be in the best economic interests of the Owner to do so. In such event, the Servicer will not be required to make any further Servicing Advances in connection with the Asset.

2.8    Acquired Collateral.

Except to the extent that the Applicable Requirements or any applicable Appendices provide otherwise, the following provisions shall apply to the management and disposition of Acquired Collateral:

(a)  The deed, title, or certificate of title, or bill of sale to any Acquired Collateral shall be taken in the name of the Owner or an entity designated by Owner.

(b)  The Servicer shall segregate and hold all funds collected and received in connection with the operation of any Acquired Collateral separate and apart from its own funds and general assets and shall establish and maintain with respect to Acquired Collateral an account held in trust for the Owner (the “Acquired Collateral Account”), which shall be an Eligible Account. The Servicer shall be permitted to allow the Custodial Account to serve as the Acquired Collateral Account, subject to the Servicer maintaining separate ledgers for each Acquired Collateral. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the Acquired Collateral Account.

(c)  The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement and the Authority Matrices, to do any and all things in connection with any Acquired Collateral as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of the Owner. In connection therewith, the Servicer shall deposit, or cause to be deposited, in the Acquired Collateral Account all revenues and insurance proceeds received by it (net of any amounts permitted to be retained therefrom in accordance with this Agreement) with respect to an Acquired Collateral and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such Acquired Collateral including, without limitation: (i) all insurance premiums due and payable in respect of such Acquired Collateral; (ii) all taxes and assessments in respect of such Acquired Collateral that may result in the imposition of a lien thereon; and (iii) all costs and expenses necessary to appropriately maintain such Acquired Collateral. To the extent that amounts on deposit in the Acquired Collateral Account with respect to an Acquired Collateral are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such Acquired Collateral, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the Acquired Collateral and if in the Servicer’s judgment, the payment of such amounts will be recoverable from the rental or sale of the Acquired Collateral.

(d)  Upon request by the Owner or in the Servicer’s discretion, with respect to any Acquired Collateral, the Servicer shall obtain estimations of the value of the Acquired Collateral from parties selected by the Servicer, which may be broker price opinions if the Acquired Collateral is real property, and shall solicit, in a commercially reasonable manner, bids for the purchase of such Acquired Collateral.

(e)  Subject to the Authority Matrices, each disposition of Acquired Collateral shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer reasonably determines to be in the best interest of the Owner and provided the sales price and the related terms and conditions are results of arm’s-length negotiation, and provided that unless otherwise approved by the Owner, each purchase and sale agreement for Acquired Collateral shall terminate at the Owner’s option 180 days from the date of execution of such purchase and sale agreement. To the extent the Acquired Collateral was subject to the UCC, Servicer may exercise all of Owner’s rights and remedies as a secured creditor under the UCC, and under the Asset Documents, including selling the Acquired Collateral at public or private sale, in the entirety or in separate parts, as the Servicer may determine. The proceeds of sale of the Acquired Collateral shall be promptly deposited in the Acquired Collateral Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself in accordance with the terms of this Agreement for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section, and on the Servicer Remittance Date immediately following the date on which such sale proceeds are received, the net cash proceeds of such sale remaining in the Acquired Collateral Account shall be distributed to the Owner. In addition to the withdrawals from the Custodial Account permitted under Section 2.3(e), the Servicer may from time to time make withdrawals from the Acquired Collateral Account for any Acquired Collateral to reimburse itself for unreimbursed Servicing Advances made in respect of such Acquired Collateral or the related Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each Acquired Collateral Account maintained by it and remit to the Owner the income from the related Acquired Collateral received during the prior calendar month, net of any withdrawals made pursuant hereto.

(f)  The Servicer shall file required information returns (or extensions, if necessary), if any, with respect to the receipt of interest received in a trade or business, reports of foreclosures and abandonments of any Collateral and cancellation of indebtedness income with respect to any Collateral as required by the Code, to the extent set forth in the applicable Appendix. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code and a copy thereof shall be sent to the Owner promptly after the filing thereof.

(g)  The Servicer shall have no obligation to obtain or maintain any form of insurance on Acquired

Collateral, which shall be the sole obligation of the Owner.

2.9    Books and Records.

(a)  The Servicer will keep Asset records in accordance with industry standards pertaining to such Asset, and such records shall be the property of the Owner and upon termination of this Agreement shall be delivered to the Owner at the Owner’s expense (unless this Agreement is terminated pursuant to Section 5.2(a) or 5.2(d), in which case delivery to the Owner of such records shall be at Servicer’s expense), provided that the Servicer shall be permitted to retain copies thereof to the extent required by Applicable Requirements or the Servicer’s standard document retention policies, whichever is longer.

(b)  Upon the Owner’s reasonable written request, the Servicer shall furnish a detailed statement of its financial condition, or shall cause a nationally recognized certified public accountant selected and employed by it to provide the Owner with a certified statement of the Servicer’s financial condition as of the close of its fiscal year, not later than ninety (90) days after the close of the Servicer’s fiscal year.

(c)  Upon the Owner’s reasonable written request, the Servicer shall give the Owner or its authorized representative opportunity to examine the Servicer’s books and records and operating procedures, during normal business hours at the offices of the Servicer designated by the Servicer. The Servicer shall make its servicing personnel available during regular business hours to respond to reasonable inquiries from the Owner.

(d)  Upon the Owner’s reasonable written request, the Servicer shall provide to the Owner, and the supervisory agents and examiners of the Owner (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations), access to the Asset Documents, during normal business hours at the offices of the Servicer designated by the Servicer.

(e)  The opportunity to examine the Servicer’s books and records and operating procedures provided in Sections 2.9(c) and access to the Asset Documents provided in Sections 2.9(d) shall be provided twice per calendar year without charge to the Owner. Any additional examinations or access shall be subject to the payment of a separate fee and/or costs to be agreed to in advance by the Owner and the Servicer. If any such additional examination or access is desired, the Owner shall provide shall provide the Servicer with a reasonably detailed written description of the scope of such examination or access, and the Servicer shall provide an estimate of the expected fees and/or costs associated therewith.

2.10    No Delinquency Advances.

The Servicer shall not be obligated to make any advances for principal or interest payments in respect of any Asset.

2.11     No Prepayment Interest Shortfalls or Payments for Civil Relief Act Reductions.

(a)  The Servicer shall not be obligated to make any payments with respect to prepayment interest shortfalls with respect to any Asset.

(b)  The Servicer shall not be obligated to make any payments with respect to amounts by which interest collectible on a Loan is less than the interest that would normally be accrued on a Loan at the Loan Rate as a result of application of the Service members Civil Relief Act, as such may be amended from time to time, and similar state and local laws and regulations.

2.12     Reimbursement of the Servicer.

In the event the Servicer is entitled to reimbursement for any Servicing Advances, disbursements of principal under a Loan, or other expenses incurred under this Agreement (including penalties, late fees or late charges incurred by the Servicer), any such request for reimbursement shall be reasonably documented by the Servicer in accordance with the Servicing Standard. In the event that amounts on deposit in the Custodial Account are insufficient to reimburse the Servicer for (i) Servicing Advances, (ii) disbursements of principal under Loans, (iii) penalties, late fees or late charges incurred by the Servicer, or (iv) expenses and costs incurred and reimbursable in accordance with Section 8.2 hereof, the Servicer shall be entitled to request reimbursement from the Owner by providing the Owner with an invoice (and the documentation required in accordance with the previous sentence) on the related Servicer Remittance Date, or on any date on which such the aggregate total of such amounts outstanding and reimbursable to Servicer exceed $1,000,000 (provided that such invoices shall not be provided any more frequent than weekly), and the Owner shall reimburse the Servicer in full no later than five (5) Business Days thereafter. If the Owner fails to pay or reimburse, as applicable, the Servicer for any such amounts, any Servicing Fees, or any other amounts payable by the Owner to the Servicer under this Agreement or any Appendix, the Servicer shall have no further obligation to fund any Servicing Advances or any disbursements of principal under Loans.

2.13     Licenses.

The Servicer shall maintain at all times during the term of this Agreement, without suspension or revocation, in compliance with all Applicable Requirements, all material licenses and approvals required by applicable regulatory agencies and governmental authorities, including all material licenses and approvals necessary in each state where Assets, Collateral and Borrowers are located if the laws of such state require licensing or qualification in order to conduct the business of the Servicer with respect to the Assets, Collateral and Borrowers, including as contemplated in this Agreement, and in any event the Servicer shall remain in compliance with the laws of any such state in connection with the performance of its obligations under this Agreement.

2.14     Confidentiality/Protecting Customer Information.

The Servicer agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of any personal information concerning Borrowers and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including, if applicable, maintaining security measures designed to meet the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 and complying with the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules promulgated thereunder.

2.15    Net Worth.

The Servicer shall maintain a tangible net worth of not less than $25,000,000 at all times during the term of this Agreement.

ARTICLE III

AGREEMENTS OF THE OWNER

3.1    Transfer of Servicing.

On or prior to the applicable Transfer Date, the Owner shall take or cause to be taken such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Assets to the Servicer in accordance with applicable law and Applicable Requirements, including any transfer instructions prescribed in any applicable Appendix, at its sole cost and expense. Subject to the foregoing, Servicer shall use commercially reasonable efforts to assist Owner in transferring the servicing of the related Assets to Servicer.

3.2    Documentation.

At its sole cost and expense, on or prior to the related Transfer Date, the Owner shall provide the Servicer with:

(a)  All Asset Documents or records in its possession, other than Asset Documents delivered to a custodian, with respect to which Owner shall ensure that Servicer can obtain such Asset Documents directly from such custodian; provided, however, that Servicer shall be entitled to retain copies of such Asset Documents;

(b)  Sufficient data and documentation for each Asset to enable the Servicer to place and continue to service the Asset on its computer system;

(c)  Life of loan, transferable tax service and flood service contracts or certifications with respect to each Mortgage Loan, provided that if the Owner does not provide such a contract or certification with respect to any Mortgage Loan, the Servicer shall obtain tax service and flood service contracts, the costs of which shall be Servicing Advances subject to reimbursement as provide herein, and the costs to transfer or otherwise provide the benefit to the Servicer of any tax service and flood service contracts or certifications shall be Servicing Advances subject to reimbursement as provide herein; and

(d)  Recorded Assignments (including intervening Assignments), sufficient to establish the Owner’s title to the related Assets, provided that if the Owner does not provide such Assignments, the Servicer may, and if requested by the Owner, the Servicer shall with the reasonable cooperation of the Owner and any predecessors in interest, including the execution of any reasonably requested powers of attorney or other grants of authority required by the Servicer or its vendors for such purposes, prepare and record or cause the preparation and recording of such Assignments. In the event the Servicer prepares or records, or causes the preparation or recording, of any such Assignments, (i) the fees and costs of any vendor or of recording of such Assignment shall be Servicing Advances subject to reimbursement in accordance with this Agreement, and the Servicer shall be entitled to payment of a fee of $25.00 for each such Assignment, or $125.00 if it prepares and records such Assignments itself, which such fees shall constitute a part of the Servicing Fees as defined in this Agreement, and (ii) notwithstanding anything to the contrary in this Agreement, including but not limited to Section 8.1, or any other rights or remedies that the Owner may have at law or equity, the Servicer’s total liability to Owners in connection with such Assignments at any time, whether in contract or in tort, is limited in the aggregate for all claims to an amount equal to the amount of Servicing Fees paid to Servicer pursuant to clause (i) of this Section 3.2(d) during the preceding year.

3.3    Transfer Notices.

The Owner and the Servicer shall work together in good faith to cooperatively (other than to the extent either party individually is subject to related requirements pursuant to applicable law, in which case such party shall), in accordance with Applicable Requirements:

(a)  Provide or cause to be provided any notices to Borrowers of the transactions contemplated herein as required by applicable law and Applicable Requirements. The parties shall cooperate to accomplish such notification in a timely and efficient manner as will best facilitate the assumption by the Servicer of the servicing responsibilities.

(b)  Notify, or cause to be notified, as applicable, all insurers providing insurance for any of the Mortgaged Properties, by overnight or registered mail, that all insurance premium billings related to the Assets must be sent to the Servicer. Additionally, the Owner shall, prior to the Transfer Date, obtain or cause to be obtained the written consent of any insurers that have the contractual right to approve the assumption of the servicing responsibilities by the Servicer.

(c)  Notify, or cause to be notified, as applicable, taxing authorities of the assumption of the servicing responsibilities by the Servicer and include instructions to deliver all notices and tax bills to the Servicer or the applicable tax service provider, as the case may be, from and after the Transfer Date.

(d)  Notify, or cause to be notified, as applicable, all attorneys who, on the Transfer Date, are providing legal services to or on behalf of the Owner or with respect to the Assets in connection with pending litigation, including but not limited to foreclosure litigation, involving one or more of the Assets, of the transfer of the servicing rights and obligations with respect to the Assets to the Servicer.

3.4    Losses.

The Owner shall remain responsible, as between the Owner and the Servicer, for losses related to the Owner’s investment in the Assets, other than to the extent the Servicer is expressly obligated to indemnify the Owner for such losses pursuant to Section 8.1 of this Agreement. Anything herein contained in this Agreement to the contrary notwithstanding, the representations, warranties and covenants of the Servicer contained in this Agreement shall not be construed as a warranty or guarantee by the Servicer as to future payments by any Borrower.

3.5    Licenses.

The Owner shall maintain at all times during the term of this Agreement, without suspension or revocation, in compliance with all Applicable Requirements, all material licenses and approvals required by applicable regulatory agencies and governmental authorities, including all material licenses and approvals necessary in each state where Assets, Collateral and Borrowers are located if the laws of such state require licensing or qualification in order to conduct business of the Owner with respect to the Assets, Collateral and Borrowers, including as contemplated in this Agreement, and in any event the Owner shall remain in compliance with the laws of any such state in connection with the performance of its obligations under this Agreement and as necessary to ensure the enforceability of the Assets.

3.6    Confidentiality/Protecting Customer Information.

The Owner agrees that it shall comply with all applicable laws and regulations regarding the privacy or security of any personal information concerning Borrowers and shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including, if applicable, maintaining security measures designed to meet the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, 66 Fed. Reg. 8616 and complying with the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules promulgated thereunder.

3.7    Corporate Representatives.

Upon the Servicer’s request, the Owner shall cause its officers and other representatives to attend any action, litigation, arbitration, mediation or other similar proceeding as required by Applicable Requirements, and otherwise make such persons available and reasonably cooperate in such proceedings.

3.8    Net Worth.

The Owner shall maintain a tangible net worth of not less than $25,000,000 at all times during the term of this Agreement.

ARTICLE IV COMPENSATION

4.1  Servicing Compensation.

The Owner shall pay the Servicer on each Servicer Remittance Date or such other date(s) as provided in the applicable Appendix or as otherwise agreed to by the parties in writing, servicing fees (the “Servicing Fees”) as set forth in the applicable Servicing Fee Schedule. The Owner shall pay the Servicer any applicable Boarding Fees on or before the related Transfer Date. The Servicer, at its sole option, may net the Servicing Fees (or a portion thereof), any Ancillary Income that has been deposited in the Custodial Account (or portion thereof), and any Boarding Fees not previously paid by Owner, from the amounts on deposit in the Custodial Account and the Owner hereby approves of such action. The Servicer shall also be entitled to any and all Ancillary Income as additional compensation for the services provided hereunder. The Owner hereby authorizes the Servicer, to deduct and withdraw the Servicing Fees, Ancillary Income that has been deposited in the Custodial Account, and Boarding Fees from the Custodial Account.

ARTICLE V

TERM AND TERMINATION

5.1    Term.

The term of this Agreement with respect to any Asset shall commence on the related Transfer Date and shall extend to the related Termination Date.

5.2    Termination.

(a)  In the event that the Servicer materially breaches any of its obligations under this Agreement, the Owner shall give prompt written notice to the Servicer following its becoming aware of such breach. If such breach is not cured by the Servicer within two (2) Business Days in the case of a breach of the Servicer’s obligation to make the remittances required pursuant to Section 2.5, or within thirty (30) days in the case of a breach of any other provision of this Agreement by the Servicer, after receipt of such notice, the Owner may terminate this Agreement and, if this Agreement is terminated pursuant to this Section 5.2(a) within the first six (6) months of commencement of Servicing, Owner shall be entitled to a refund of all Boarding Fees paid to the Servicer.

(b)  In the event that the Owner materially breaches any of its obligations under this Agreement, the Servicer shall give prompt written notice to the Owner following its becoming aware of such breach. If such breach is not cured by the Owner within two (2) Business Days in the case of a breach of the Owner’s obligation to pay the Servicer as required pursuant to Sections 2.12 and 4.1, or within thirty (30) days in the case of a breach of any other provision of this Agreement by the Owner, after receipt of such notice, the Servicer may terminate this Agreement. If the resulting Termination Date is one (1) year or less after the initial Transfer Date, the Owner shall pay the Servicer a Termination Fee calculated as provided in Section 5.2(c) below.

(c)  Upon one hundred and twenty (120) calendar days’ notice to the Servicer, the Owner may terminate this Agreement without cause at its sole option, provided that if the resulting Termination Date is one (1) year or less after the initial Transfer Date, the Owner shall pay the Servicer a termination fee in an amount equal to the average base, periodic Servicing Fees per month since the initial Transfer Date, multiplied by the remaining number of months (including partial months) between such Termination Date and the date one (1) year after the initial Transfer Date (“Termination Fee”).

(d)  Upon one hundred and twenty (120) calendar days’ notice to the Owner, the Servicer may terminate this Agreement, without cause at its sole option.

5.3    Transfer Upon Termination; Costs and Expenses.

In connection with any termination, the Servicer hereby agrees to transfer the servicing of the applicable Assets that remain outstanding to the Owner or a successor servicer designated by the Owner. Upon any termination of this Agreement or Assets subject to this Agreement, the Servicer shall prepare, execute and deliver to the successor entity designated by the Owner any and all Asset Documents and other instruments in its possession with respect to the related Assets, place in such successor’s possession all related Assets, and, in a timely manner, do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of the Assets and related Asset Documents and data (i) at the Servicer’s sole cost and expense if the termination is pursuant to Section 5.2(a) or 5.2(d), or (ii) at the Owner’s sole cost and expense if the termination is for any other reason.

5.4    Reimbursement.

In connection with any termination or transfer, on or before the servicing transfer date, the Owner shall reimburse the Servicer for all related unreimbursed Servicing Advances, advances of principal on Loans, and expenses subject to recovery or reimbursement hereunder, and any related unpaid Servicing Fees, and Termination Fees (if any), net of any amounts owed to the Owner by the Servicer pursuant to this Agreement. The Servicer may withdraw such amounts from the amounts on deposit in the Custodial Account and the Owner hereby approves of such action.

5.5    Accounting.

Upon termination of this Agreement, the Servicer shall additionally account for and turn over to the Owner or the Owner’s designee all related funds collected hereunder, less the Servicing Fees then due the Servicer, and deliver to the Owner, the Owner’s designee, as applicable, all records and Asset Documents relating to each Asset then serviced and will advise the Borrowers that their Loans will henceforth be serviced by the applicable successor servicer in accordance with Applicable Requirements.

5.6    Survival.

The indemnification obligations and representations and warranties of the parties set forth in this Agreement, the obligations of the parties set forth in Sections 2.12, 2.14, 3.4, 3.6, 4.1, 5.3, 5.4, 5.5, 5.6, 10.5, 10.9, 10.10 and 10.11 of this Agreement, and any obligations of the parties in the applicable Appendices that by their terms survive termination, shall survive the termination or assignment of this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE OWNER

As of the date hereof and as of each Transfer Date, the Owner warrants and represents to the Servicer as follows:

6.1    Authority.

The Owner is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all material licenses and approvals necessary to carry on its business as now being conducted, including all licenses and approvals required by applicable regulatory agencies and governmental authorities, and is licensed, qualified and in good standing in each state where Assets, Collateral and Borrowers are located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Owner as contemplated in this Agreement, and in any event the Owner is in compliance in all material respects with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement.

6.2    Authorization, Enforceability and Execution.

The Owner has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement, and to perform its obligations hereunder. The Owner has duly authorized, executed, and delivered this Agreement. This Agreement constitutes the legal, valid, and binding obligation of the Owner, enforceable against it in accordance with its terms, except to the extent bankruptcy, insolvency, reorganization, fraudulent conveyance, or similar laws affect the enforcement of creditors’ rights generally. The signatory executing this Agreement on behalf of the Owner is duly authorized to execute and deliver such document.

6.3    No Conflict.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, shall: (a) violate, conflict with, result in the breach of, or constitute a default under, be prohibited by, or require any additional approval under any of the terms, conditions or provisions of the Owner’s Certificate or Articles of Formation or Organization, or Amended and Restated Limited Liability Company Agreement, or of the Owner’s other formative documents, including partnership, limited partnership or joint venture agreements, if any, or of any mortgage, indenture, deed of trust, loan or credit agreement or instrument to which the Owner is now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to the Owner, (b) result in the violation of any law, rule, regulation, order, judgment or decree to which the Owner or its property is subject, or impair the ability of the Servicer to service the Assets or (c) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of the Owner.

6.4    No Consent.

No consent, approval, authorization or order of any court or governmental agency, instrumentality or body is required for the execution, delivery and performance by or compliance by the Owner with this Agreement or if required, such approval has been obtained prior to the date of execution hereof or related Transfer Date, as applicable.

6.5    No Litigation.

There is no litigation, proceeding, claim, demand or governmental investigation pending or, to the knowledge of the Owner, threatened, nor is there any order, injunction or decree outstanding against or relating to the Owner or the Assets (other than litigation or proceedings in the normal course related to defaults under the Asset Documents), which would reasonably be expected to result in any material liability to the Servicer or materially impair the ability of the Owner or Servicer to perform their respective obligations hereunder; nor does the Owner know of any material basis for any such litigation, proceeding, claim or demand or governmental investigation. The Owner has not received notice, and does not know or have reason to know that it is in default in any material respect with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Owner is a party or is subject, and the Owner has not received notice, and does not know or have reason to know that it is in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which such default or violation would reasonably be expected to materially and adversely affect any of the Assets or result in material cost or liability to the Servicer.

6.6    The Assets.

The Owner hereby makes the following representations and warranties to the Servicer as of the related Transfer Date only:

(a)  There are no accrued liabilities of the Owner with respect to the Assets or circumstances under which such accrued liabilities will arise against the Servicer.

(b)  To the best of the Owner’s knowledge, the information set forth in the schedule of Assets and the information contained on the electronic data file delivered to the Servicer is true and correct in all material respects.

(c)  The Owner has, on or before the Transfer Date, delivered, or caused to be delivered to the Servicer or the applicable custodian all of the books, records, data, files and other Asset Documents, including records on microfiche, electronic form of their equivalent, in the Owner’s possession or in the possession of the immediately preceding owner or servicer of the Assets.

(d)  The Owner is the owner of each Asset, and subject to the recording of necessary Assignments and completion of note endorsements and allonges currently prepared in blank, holds title sufficient to enable the Servicer to foreclose upon or otherwise realize against the related Collateral in accordance with this Agreement.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE SERVICER

As of the date hereof and as of each Transfer Date, the Servicer warrants and represents to the Owner as follows:

7.1    Authority.

The Servicer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all material licenses and approvals necessary to carry on its business as now being conducted, including all licenses and approvals required by applicable regulatory agencies and governmental authorities, and is licensed, qualified and in good standing in each state where Assets, Collateral and Borrowers are located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer as contemplated in this Agreement, and in any event the Servicer is in compliance in all material respects with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement.

7.2    Authorization, Enforceability and Execution.

The Servicer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement, and to perform its obligations hereunder. The Servicer has duly authorized, executed, and delivered this Agreement. This Agreement constitutes the legal, valid, and binding obligation of the Servicer, enforceable against it in accordance with its terms, except to the extent bankruptcy, insolvency, reorganization, fraudulent conveyance, or similar laws affect the enforcement of creditors’ rights generally. The signatory executing this Agreement on behalf of the Servicer is duly authorized to execute and deliver such document.

7.3    No Conflict.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, shall: (a) violate, conflict with, result in the breach of, or constitute a default under, be prohibited by, or require any additional approval under any of the terms, conditions or provisions of the Servicer’s Certificate of Formation, Operating Agreement, or of the Servicer’s other formative documents, including partnership, limited partnership or joint venture agreements, if any, or of any mortgage, indenture, deed of trust, loan or credit agreement or instrument to which the Servicer is now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to the Servicer, (b) result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Assets or (c) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of the Servicer.

7.4    No Consent.

No consent, approval, authorization or order of any court or governmental agency, instrumentality or body is required for the execution, delivery and performance by or compliance by the Servicer with this Agreement or if required, such approval has been obtained prior to the date of execution hereof or related Transfer Date, as applicable.

7.5    No Litigation.

There is no litigation, proceeding, claim, demand or governmental investigation pending or, to the knowledge of the Servicer, threatened, nor is there any order, injunction or decree outstanding against or relating to the Servicer, which, if decided against the Servicer, could have a material adverse effect upon any of the Assets, would reasonably be expected to result in any material liability to the Servicer or materially impair the ability of the Servicer to perform its obligations hereunder. The Servicer has not received notice, and does not know or have reason to know that it is in default in any material respect with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Servicer is a party or is subject, and the Servicer has not received notice, and does not know or have reason to know that it is in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which such default or violation would reasonably be expected to materially and adversely affect any of the Assets or result in material cost or liability to the Owner.

ARTICLE VIII

INDEMNIFICATION AND LIABILITY

8.1    Standard of Liability; Indemnification.

The Servicer shall not be liable to the Owner or its officers, employees, agents and directors for any actions or omissions to act in connection with the servicing of the Assets pursuant to this Agreement or for errors in judgment, except for actions or omissions to act of the Servicer which involve the Servicer’s failure to observe or perform any or all of the Servicer’s covenants, agreements, warranties or representations contained in this Agreement.

The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

The Servicer agrees to indemnify, defend, and hold harmless, the Owner, its officers, employees, agents and directors from any Damages, directly or indirectly resulting from or arising out of (i) the Servicer’s fraud, gross negligence or willful misconduct, (ii) the Servicer’s failure to observe or perform any or all of the Servicer’s covenants, agreements, warranties or representations contained in this Agreement, or (iii) the absence or unavailability of any documents evidencing or relating to an Asset, including but not limited to any documents necessary to service the Assets in accordance with Applicable Requirements, to the extent resulting from the actions or omissions of the Servicer.

Except as otherwise expressly provided herein, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Assets in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, with the consent (not to be unreasonably withheld) of the Owner, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, or if the Servicer deems it necessary to defend any such action, the Servicer shall be entitled to reimbursement from the related Custodial Account for its reasonable legal expenses and costs of such action.

8.2    Indemnification by the Owner.

The Owner agrees to indemnify, defend, and hold harmless the Servicer, its officers, employees, agents and directors from any Damages, directly or indirectly resulting from or arising out of (i) the Owner’s fraud, gross negligence or willful misconduct, (ii) the Owner’s failure to observe or perform any or all of the Owner’s covenants, agreements, warranties or representations contained in this Agreement; (iii) the origination, making, funding, sale or servicing of the Assets prior to the related Transfer Date or after the related Termination Date, (iv) the absence or unavailability of any documents evidencing or relating to an Asset, including but not limited to any documents necessary to service the Assets in accordance with Applicable Requirements, other than to the extent resulting from the actions or omissions of the Servicer, (v) compliance with any instructions of the Owner to the extent that compliance with such instructions does not comply with Applicable Requirements, (vi) the continuation by the Servicer of the past practices of any prior servicer or owner of the Asset that fails to comply with Applicable Requirements or the Servicing Standard, except if and to the extent the Servicer reasonably should have become aware of such compliance failure under Applicable Requirements or the Servicing Standard, or (vii) any actions or omissions to act by the Servicer in connection with the servicing of the Assets, in each case unless due to the Servicer’s failure to observe or perform any or all of the Servicer’s covenants, agreements, warranties or representations contained in this Agreement, or fraud, gross negligence, willful misconduct or bad faith.

8.3    Procedure for Indemnification.

Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, demand, action or proceeding in respect of which indemnity may be sought pursuant to the terms of this Agreement, the party seeking indemnification (the “Indemnitee”) will use its best efforts to notify the other party (the “Indemnitor”) in writing thereof in sufficient time for the Indemnitor to respond to such claim or answer or otherwise plead in such action. Except to the extent that the Indemnitor is prejudiced thereby, the omission of the Indemnitee to promptly notify the Indemnitor of any such claim or action shall not relieve the Indemnitor from any liability which it may have to the Indemnitee in connection therewith. If any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against the Indemnitee, the Indemnitor will be entitled to participate therein, and to the extent it may wish to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Indemnitor to the Indemnitee of its election to assume the defense, conduct, or settlement thereof, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses consequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof. The Indemnitee will cooperate with the Indemnitor in connection with any such claim and make its personnel, books and records relevant to the claim available to the Indemnitor. In the event the Indemnitor does not wish to assume the defense, conduct or settlement of any claim, demand or assessment, the Indemnitee will not settle such claim, demand or assessment without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

8.4    Limits on Servicer Obligations.

Anything in this Agreement to the contrary notwithstanding, the Servicer shall not be responsible or liable for any obligations of Owner or any other Person under any other agreement related to the Assets, other than as expressly set forth herein, including but not limited to any obligations of Owner or any other Person under any agreements related to the origination, sale or repurchase of the Assets.

8.5    Fidelity Bond and E&O Insurance .

The Servicer shall maintain, at Servicer’s sole cost and expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with insurance companies that are rated not less than A-, with a Financial Class of not less than VIII by A. M. Best Company, on all officers, employees or other persons acting in any capacity with regard to the Assets, to handle funds, money, documents and papers relating to the Assets or any of the Accounts contemplated by this Agreement. The fidelity bond shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this Subsection 8.5 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the amounts required by Fannie Mae and Freddie Mac. The Servicer shall furnish to the Owner each year on the anniversary of the date of this Agreement a copy of (or other evidence of) each such fidelity bond and errors and omissions insurance policy being in full force and effect and otherwise in compliance with this Agreement.

ARTICLE IX

ANNUAL REPORTING

9.1    Servicer Compliance Statement.

On or before March 20 of each calendar year, commencing in 2013, the Servicer shall deliver to the Owner one or more statements of compliance addressed to the Owner and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

9.2    Report on Assessment of Compliance and Attestation.

On or before March 20 of each calendar year, commencing in 2013, the Servicer shall, to the extent applicable to the servicing of Assets serviced pursuant to this Agreement by Servicer during the preceding calendar year, deliver to the Owner: (a) a report regarding the Servicer’s assessment of compliance with applicable servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Securities Exchange Act of 1934, as amended, and Item 1122 of Regulation AB with a related report of a registered public accounting firm for such assessment of compliance; or (b) a Uniform Single Attestation Program audit report from its independent auditors.

ARTICLE X  MISCELLANEOUS

10.1    Independence of Parties.

The Servicer shall have the status of, and act as, an independent contractor. Nothing herein contained shall be construed to create a partnership or joint venture between the Owner and the Servicer.

10.2    Changes in Practices.

The parties hereto acknowledge that the standard practices and procedures of the servicing industry change or may change over a period of time. To accommodate these changes, the Servicer may from time to time notify the Owner of such material changes in practices and procedures, provided that the Servicer shall remain responsible for all its obligations under this Agreement.

10.3    Assignment of Servicing.

This Agreement may not be assigned by the Servicer without the prior written consent of the Owner; provided, however, that this Agreement shall be assumed by (i) any entity into which the Servicer may be merged or consolidated, or any entity succeeding to the business of the Servicer; provided, however, that the successor or surviving Person shall be an institution whose business includes the servicing of mortgage loans and other assets of the types currently being serviced by the Servicer for Owner pursuant to this Agreement, or (ii) any Affiliate of the Servicer, provided, however, in each case, the resulting servicer shall at all times have the same financial wherewithal as the Servicer and substantially equivalent experience and capacity to provide the services being provided to the Owner by the Servicer pursuant to this Agreement. This Section does not prohibit the Servicer from engaging service providers to assist the Servicer in performance of its obligations under this Agreement, provided that the Servicer shall not delegate all or substantially all of its obligations under this Agreement to a subservicer without the Owner’s prior written consent. This Section does not limit or impair the Servicer’s right to terminate this Agreement in accordance with Section 5.2(d) of this Agreement. The Owner may not assign this Agreement without the prior written consent of the Servicer; provided, however, that this Agreement can be assigned to (i) any entity into which the Owner may be merged or consolidated, or any entity succeeding to the business of the Owner; or (ii) any Affiliate of the Owner.

10.4   Prior Agreements.

If any provision of this Agreement is inconsistent with any prior agreements between the parties, oral or written, the terms of this Agreement shall prevail, and after the Effective Date of this Agreement, the relationship and agreements between the Owner and the Servicer shall be governed in accordance with the terms of this Agreement.

10.5    Confidentiality.

(a)  Except as expressly provided herein, each party agrees to hold all Confidential Information of the other in confidence, that it will not disclose any Confidential Information of the other to any other Person, and, except as otherwise provided herein, will not use such Confidential Information for purposes other than to fulfill its obligations under this Agreement. All Confidential Information relating to a party will be held in confidence by the other party to the same extent and with at least the same degree of care as such party protects its own confidential or proprietary information of like kind and import, but in no event using less than a reasonable degree of care. Each party will, however, be permitted to disclose relevant aspects of the other party's Confidential Information to its officers, employees, agents, and permitted subcontractors to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement, provided that such party ensures that such officers, employees, agents, and permitted subcontractors adhere to the same requirements.

(b)  Either party may disclose Confidential Information to its respective regulators, pursuant to a requirement or request whether by oral question, interrogatories, requests for information or documents, subpoenas, civil investigation or similar process. In addition, either party may disclose Confidential Information pursuant to a court or administrative subpoena, order or other such legal process or requirement of law, or in defense of any claims or causes of action asserted against it. A party required to disclose Confidential Information of the other party in accordance with the exceptions in this Section 10.5(b) will provide the other party with prompt notice of such requests so that the other party may seek an appropriate protective order or similar relief prior to such disclosure, if possible, or waive compliance with the provisions of this Section 10.5 if appropriate. Such party will use all commercially reasonable efforts to obtain, or assist the other party in obtaining, such a protective order or relief.

(c)  Each party acknowledges and agrees that any breach of this Section 10.5 will cause the non-breaching party to suffer immediate, irreparable harm for which monetary damages alone would be an inadequate remedy. Accordingly, the parties agree that the non-breaching party shall be entitled to equitable relief, including injunctive relief, against the party breaching this Section 10.5 in addition to all other remedies at law, in equity, or under this Agreement. The provisions of this Section 10.5 shall survive the termination of this Agreement.

10.6    Entire Agreement.

This Agreement contains the entire agreement between the parties hereto.

10.7    Invalidity.

The invalidity of any portion of this Agreement shall in no way affect the remaining portions hereof.

10.8    Effect.

Except as otherwise stated herein, this Agreement shall remain in effect until the Termination Date, unless sooner terminated pursuant to the terms hereof.

10.9    Damage Limitation.

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND INCLUDING, BUT NOT LIMITED TO LOST PROFITS, LOSS OF GOODWILL OR BUSINESS INTERRUPTION, ARISING OUT OF THIS AGREEMENT.

10.10    Applicable Law.

THIS AGREEMENT SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA. VENUE FOR ANY LITIGATION ARISING UNDER THIS AGREEMENT OR ITS SUBSEQUENT PERFORMANCE SHALL BE MIAMI-DADE COUNTY, FLORIDA. ANY LITIGATION BETWEEN THE PARTIES ARISING FROM THIS AGREEMENT SHALL ONLY BE BROUGHT IN MIAMI-DADE COUNTY, FLORIDA AND THE PARTIES HEREBY AGREE TO SUCH JURISDICTION IN MIAMI-DADE COUNTY, FLORIDA. ANY ISSUE REGARDING ENFORCEABILITY OF THE ASSET DOCUMENTS OR DOCUMENTS RELATING TO ACQUIRED COLLATERAL SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS SPECIFIED THEREIN, OR APPLICABLE UNDER APPLICABLE LAW.

10.11    Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt or upon three (3) Business Days after the delivery or mailing thereof, as the case may be, sent by certified mail, return receipt requested, or by nationally recognized overnight carrier, to the attention of the person named at the address set forth on the signature page hereof.

10.12    Waivers.

The Owner and the Servicer may:

(a)  Waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder; and

(b)  Waive performance of any of the obligations of the other hereunder.

The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

10.13    Amendment.

This Agreement shall not be amended, supplemented or modified except by a written instrument signed by both parties hereto.

10.14    Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

10.15    Headings.

Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

10.16    Appendices, Schedules and Exhibits.

The Appendices to this Agreement, and the exhibits and schedules to this Agreement and to the Appendices, are hereby incorporated and made a part hereof and are integral parts of this Agreement.

10.17    Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or other electronically imaged form, or by facsimile transmission, shall be effective as delivery of a manually executed original counterpart of this Agreement.

IN WITNESS WHEREOF, each party has caused this Agreement to be signed in its corporate name on its behalf by its proper officials duly authorized as of the day, month and year first above written.

Servicer:

FLORIDA ASSET RESOLUTION GROUP, LLC

By:/s/Richard O’Brien

Name:      Richard O’Brien

Title:        President

Address:   4425 Ponce de Leon Blvd 5th Floor

Coral Gables, Florida 33146

Tax Identification No.: 65-0925973

FLORIDA ASSET RESOLUTION GROUP, LLC

By:/s/Seth Wise

Name:        Seth Wise

Title:          President

Address:     P.O. Box 39001

Fort Lauderdale, Florida 33303